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                                                                  Exhibit 10.2.1

                        AGREEMENT FOR SALE OF REAL ESTATE
                           AND MASTER LEASE AMENDMENTS

                                     BETWEEN

                       VENTAS REALTY, LIMITED PARTNERSHIP

                                       AND

                            KINDRED HEALTHCARE, INC.

                                       AND

                       KINDRED HEALTHCARE OPERATING, INC.

                                  May 14, 2003

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                        AGREEMENT FOR SALE OF REAL ESTATE
                           AND MASTER LEASE AMENDMENTS

     This AGREEMENT FOR SALE OF REAL ESTATE AND MASTER LEASE AMENDMENTS ("Agreement") is made on May 14, 2003 between VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership ("Seller") and KINDRED HEALTHCARE OPERATING, INC., a Delaware corporation ("Kindred") and KINDRED HEALTHCARE, INC., a Delaware corporation (together with Kindred, collectively, "Purchaser").

     1. Purchase and Sale; Master Lease Amendments. Seller agrees to sell and assign, as applicable, to Purchaser, and Purchaser agrees to purchase and assume, as applicable, from Seller, the Property, as hereinafter defined, for the Purchase Price, as hereinafter defined, and subject to the terms and conditions set forth in this Agreement, and Seller and Purchaser further agree to amend certain master leases (herein, the "Master Leases") as provided in the Master Lease Amendments, as hereinafter defined, subject to the terms and conditions set forth in this Agreement.

     2.   Purchase Price.

          (a) The purchase price (the "Purchase Price") for the Property shall be Fifty Nine Million Six Hundred Seventy Eight Thousand Eight Hundred Ninety and No/100 Dollars ($59,678,890.00).

          (b) Each individual property listed on Exhibit A shall be allocated such portion of the Purchase Price as is set forth opposite the common name of such property on Exhibit B.

     3. Property. "Property" means all of Seller's right, title and interest, if any, in (a) the land described on Exhibit A (the "Land"); (b) all easements and other related rights appurtenant to the Land (collectively, "Appurtenances"); and (c) all of the buildings, structures, fixtures and other improvements located on the Land (collectively, "Improvements").

     4. Earnest Money Deposit. Contemporaneously with the execution and delivery of this Agreement by Purchaser and Seller, Purchaser shall deposit Five Million and No/100 Dollars ($5,000,000.00) (the "Earnest Money") with Seller by federally insured wire transfer pursuant to wire transfer instructions provided to Purchaser by Seller. The Earnest Money may be commingled with other funds of Seller, and Seller shall not be obligated to hold the Earnest Money in an interest bearing account. The Earnest Money shall be non-refundable for any reason other than as expressly provided in, and subject to the terms of, Section 11(b)(i)(x) below.

     5.   Certain Covenants and Conditions.

          (a) Seller and Purchaser acknowledge that a portion of the Property that is commonly known as Casa Mora Rehab & Extended Care, Bradenton, Florida ("Casa Mora") is

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ground leased by Seller pursuant to that certain Ninety-Nine Year Lease dated
June 1, 1982 between Alpha-Medical Land Corporation, as landlord, and Bradenton Care Center, Limited, as tenant, as amended by Amendment to Lease Agreement dated October 18, 1982, Consent and Estoppel Certificate dated June 1, 2000 and Estoppel Certificate dated July 25, 2001 (collectively, the "Ground Lease"), and that, pursuant to the terms of such Ground Lease, the ground lessor's consent (the "Ground Lessor Consent") to the Assignment and Assumption Agreement, as hereinafter defined, is required. Accordingly, each of Seller and Purchaser agrees to use reasonable efforts to obtain the Ground Lessor Consent prior to the Closing, as hereinafter defined, and that all costs and expenses incurred by Seller or Purchaser in obtaining or attempting to obtain the Ground Lessor Consent, whether incurred before or after Closing, shall be borne and paid by Purchaser. Seller and Purchaser further agree that, if the Ground Lessor Consent is not obtained on or prior to the Closing, then, notwithstanding anything to the contrary contained in this Agreement:

               (i) The Closing shall nevertheless occur without any abatement of the Purchase Price and without any abatement of the amounts payable to Seller at the Closing by the terms of the Termination Agreements, as hereinafter defined;

               (ii) The Assignment and Assumption Agreement and the Deed, as hereinafter defined, relating to the Casa Mora property shall not be executed or delivered at the Closing;

               (iii) Instead of terminating at the Closing the master lease between Seller and Purchaser as it relates to the Casa Mora property, such master lease shall remain in effect as it relates to such Casa Mora property, the other closing documents hereunder shall, as appropriate, be amended or not delivered to reflect the continuation, rather than termination, of such master lease relative to the Casa Mora property, and Seller and Purchaser shall amend such master lease to reflect the following:

                     (A) The Base Rent and Current Rent attributable to the Casa Mora property shall equal zero, but with Purchaser to continue to be responsible to pay or perform all Additional Charges owing under such master lease relative to the Casa Mora property, including, without limitation, all ground rent and other sums or performance owing from the ground lessee to the ground lessor under the Ground Lease;

                     (B) Subject to, and provided that Purchaser complies with, the terms and conditions of the Ground Lease, nothing contained in the master lease between Seller and Purchaser relating to the Casa Mora property shall prevent or limit the sublease by Purchaser of, or creation by Purchaser of any other encumbrance upon, the leasehold interest or subleasehold interest of Purchaser in the Casa Mora property, and

                     (C) Upon the occurrence of an Event of Default under such master lease, Seller shall have no right to exercise any remedies against Purchaser's interests in the Casa Mora property with respect to such Event of Default; provided, however, that (x) the amendment to such master lease made pursuant to this subsection (C) shall not eliminate or limit

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Purchaser's obligations and liabilities under Section 24.1 of such master lease as they relate to the Casa Mora property and (y) such limitation on Seller's remedies for an Event of Default shall not apply to any Facility Default with respect to the Casa Mora property resulting from the breach by Purchaser of any of its obligations and liabilities under Section 24.1 of such master lease that relate to the Casa Mora property;

               (iv) After the Closing and until Purchaser delivers the Acquisition Demand (as hereinafter defined), Seller and Purchaser shall continue their aforesaid reasonable efforts to obtain the Ground Lessor Consent;

               (v) At any time after the Closing and prior to obtaining the Ground Lessor Consent, Seller shall, promptly upon receipt by Seller of written demand from Purchaser therefor (the "Acquisition Demand"), exercise Seller's right, pursuant to the terms of the Ground Lease, to acquire title to the ground leased portion of the Casa Mora property in Seller's name, and promptly thereafter convey such title to Kindred (or, if the ground lessor consents, and such acquisition is occurring simultaneously with the completion of the Casa Mora transactions contemplated hereby, as provided in subsection (vii) below, acquire title to the ground leased portion of the Casa Mora property in the name of Kindred or, at the written request of Purchaser, in the name of an affiliate of Kindred or one of the SHM Entities as specified by Purchaser in such request); provided, however, that the obligations of Seller contained in this subsection (v) are expressly conditioned upon the performance by Purchaser of the following obligations:

                     (A) Simultaneously with Purchaser's delivery of the Acquisition Demand, Purchaser shall deposit in escrow with an escrow agent mutually acceptable to Purchaser and Seller, pursuant to an escrow agreement mutually acceptable to Purchaser and Seller, the full amount of the purchase price of the ground leased portion of the Casa Mora property as determined pursuant to the terms of the Ground Lease, or, if unavailable, by Seller's good faith estimate, subject to Purchaser's reasonable approval;

                     (B) All costs of the acquisition (and subsequent conveyance, if applicable) of the ground leased portion of the Casa Mora property shall be borne by Purchaser and any such costs paid by Seller shall be promptly reimbursed to Seller by Purchaser upon written demand by Seller therefor; and

                     (C) Purchaser shall cooperate with Seller and take all reasonable and appropriate steps requested by Seller to facilitate such acquisition;

               (vi) Purchaser hereby acknowledges and agrees that, notwithstanding the assignment of the Ground Lease or the acquisition and/or conveyance of the ground leased portion of the Casa Mora property as contemplated by this Section 5(a), Purchaser's obligations and liabilities under the terms of Section 24.1 of the master lease affecting the Casa Mora property shall indefinitely survive; and

               (vii) As soon as practicable after the earlier of (x) the date the Ground Lessor Consent is obtained or (y) the date the acquisition referenced in subsection (v) above is

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consummated, Seller and Purchaser shall complete the transactions contemplated in this Agreement as they relate to the Casa Mora property in accordance with the terms of this Agreement, including, without limitation, (1)(A) if subsection
(vii)(x) above is applicable, delivery of the Deed relative to the Casa Mora property and exchange of the executed Assignment and Assumption Agreement or (B) if subsection (vii)(y) above is applicable, delivery of such Deed (including title to the Casa Mora land) and, in lieu of such exchange, Seller and Purchaser shall take such steps as are reasonable and appropriate, at Purchaser's cost and expense, to cause the Ground Lease to cease to exist and be terminated simultaneously with the completion of the aforesaid acquisition relative to the Casa Mora property, and (2) exchange of a Termination Agreement, and a MOL Termination, each as hereinafter defined, and delivery of a Bill of Sale and Assignment (as described in Section 8(a)(viii) below), relative to the Casa Mora property.

          (b) Purchaser agrees that a breach by Kindred (or any affiliate designated by Purchaser to be the assignee of the Ground Lease) of the assignee's obligations under the Assignment and Assumption Agreement and/or, if applicable, by Purchaser of its obligations under any joinder related thereto shall, for all purposes of the Amended and Restated Master Lease Agreement No. 2 dated April 20, 2001 between Seller and Purchaser, be deemed to constitute, and be treated the same as, a breach by Purchaser of the Indemnity Agreement, as defined in such master lease, and, upon expiration of the applicable cure period referenced in Section 16.1(a) of such master lease, shall constitute an "Event of Default", as defined in such master lease.

          (c) It shall be a condition precedent to Purchaser's obligation to proceed to Closing hereunder that Purchaser shall have obtained the approval of its lenders (the "Lenders", and such approval shall be called "Lender Approval") to the transactions contemplated by this Agreement, including, without limitation, the Master Lease Amendments (as hereinafter defined) and the Termination Agreements (as hereinafter defined) (collectively, the "Transactions"). If, as of June 25, 2003 (the "Approval Date"), Purchaser has not received Lender Approval, Purchaser may terminate this Agreement by delivery of written notice to Seller not later than 5:00 p.m. (Chicago time) on the Approval Date, which notice shall state the grounds of such termination. Upon timely delivery of such notice of termination by Purchaser, this Agreement shall immediately terminate, the Earnest Money shall be retained by Seller, and neither Purchaser nor Seller shall have any further obligations or liabilities hereunder except for those obligations and liabilities that expressly survive termination. In the event that Purchaser does not deliver to Seller a timely notice of termination pursuant to the terms of this subsection (c), Purchaser shall be deemed to have obtained Lender Approval and to have forever waived the condition precedent described in this subsection (c), and Purchaser shall be obligated to proceed to Closing hereunder. Purchaser covenants and agrees to notify Seller in writing immediately following its receipt of Lender Approval (the "Lender Approval Notice").

          (d) Contemporaneously with the execution and delivery of this Agreement, Seller and Purchaser shall execute in triplicate a letter (the "AHCA Letter") to the Florida Agency for Health Care Administration ("AHCA") in the form of Exhibit K attached hereto, and, Purchaser shall obtain the signatures of Senior Health Management LLC ("SHM") and certain of its affiliates (collectively with SHM, the "SHM Entities") on the AHCA Letter. After

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obtaining the signatures of SHM and the other SHM Entities on the AHCA Letter,
Purchaser shall provide Seller with a fully executed original of the AHCA Letter and shall then submit another original of the AHCA Letter to Mr. William McCort at AHCA. Seller and Purchaser agree that: (i) the AHCA Letter is being executed by Seller and Purchaser in advance of the Closing in an effort to facilitate the Closing and to settle Seller's and Purchaser's existing dispute under the Master Leases relative to Purchaser's efforts to sublease the facilities within the Property that are located in Florida to the SHM Entities, (ii) neither the execution of the AHCA Letter, nor the submission thereof to AHCA, nor the contents of the AHCA Letter shall be used as evidence against either Seller or Purchaser, or otherwise prejudice the respective rights of Seller or Purchaser, in connection with their aforesaid existing dispute, and (iii) in the event that, on or prior to the earlier of June 30, 2003 or the Closing, Purchaser allows any of the SHM Entities or any of their affiliates to use, occupy, possess, manage, operate or become licensed to use, occupy or operate any of the facilities within the Property that are located in Florida, such occurrence shall constitute a default by Purchaser under this Agreement.

     6. Certain Representations and Warranties by Seller. Seller hereby represents and warrants to Purchaser that (a) this Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms,
(b) the execution and delivery of this Agreement by Seller does not violate any provision of any agreement or judicial order to which Seller is a party or to which Seller or, to the best of Seller's knowledge, the Property is subject, (c) all the documents to be delivered by Seller at Closing will, at Closing, be duly authorized, executed and delivered by Seller (and/or, if applicable, its affiliates), will be the legal, valid and binding obligations of Seller (and/or, if applicable, its affiliates), and be enforceable against Seller (and/or, if applicable, its affiliates) in accordance with their respective terms, and the execution and delivery thereof will not violate any provision of any agreement or judicial order to which Seller (and/or, if applicable, its affiliates) is a party or, to the best of Seller's knowledge, to which the Property is subject,
(d) Seller has not entered into any agreement to sell all or any portion of the Property (other than Purchaser, in certain limited circumstances as described in the Master Leases), (e) to the best of Seller's knowledge, Seller is not required to obtain the consent of any ground lessor, lender or other person or entity to the Transactions hereby contemplated other than as described below,
(f) to the best of Seller's knowledge, the Ground Lease relative to the Casa Mora property remains in full force and effect and a true and correct copy thereof is attached hereto and made a part hereof as Exhibit L (and, in such regard, Seller represents and warrants that, except as provided in the Consent and Estoppel Certificate dated June 1, 2000 which is included in Exhibit L, Seller has not entered in to any amendment of the Ground Lease since April 30,
1998), (g) Seller has not received any notice of default from the ground lessor under the Ground Lease, (h) within the past 125 days, no lienable repair, alteration, improvement, work, brokerage or service of any kind has been performed or materials supplied for or to the Property at Seller's direction, except for such lienable repairs, alterations improvements, work, brokerage or services as have been paid for by Seller or for which, by the terms of the Master Leases, Purchaser is obligated to reimburse Seller, and (i) there exists no judgment against Seller that is a lien against the Property (other than any such judgment as to which by the terms of the Master Leases or the 1998 Plan of Reorganization referenced therein or documents executed pursuant to such plan, Seller is entitled to be

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indemnified by Purchaser); provided, however, that, relative to, and in limitation of, the foregoing representations and warranties, Purchaser acknowledges that, as provided in Section 5(a) above, the consent of the ground lessor under the Ground Lease is required and further that the Lender Approval is required and that, as of the date hereof, neither such ground lessor consent nor the Lender Approval has been obtained. All representations and warranties made by Seller in this Section 6 shall be true and correct on the date made and their continued validity as to any material fact as of the Closing Date shall be a condition precedent to Purchaser's obligation to close the Transactions hereby contemplated, and at the Closing Seller shall execute and deliver to Purchaser a certification that its representations and warranties contained in this Section 6 remain true and correct in all material respects as of the Closing Date, except insofar as any such representation or warranty is no longer true or correct due to the acts or omissions of Purchaser or to the obtaining, after the date hereof, of knowledge not known to Seller as of the date hereof.

     7. Certain Representations and Warranties of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

          (a) (i) This Agreement has been duly authorized, executed and delivered by Purchaser and is the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, (ii) the execution and delivery of this Agreement by Purchaser does not violate any provision of any agreement or judicial order to which Purchaser is a party or to which Purchaser or, to the best of Purchaser's knowledge, the Property is subject, (iii) all the documents to be delivered by Purchaser at closing will, at closing, be duly authorized, executed and delivered by Purchaser (and/or, if applicable, its affiliates), will be the legal, valid and binding obligations of Purchaser (and/or, if applicable, its affiliates), and be enforceable against Purchaser (and/or, if applicable, its affiliates) in accordance with their respective terms, and the execution and delivery thereof will not violate any provision of any agreement or judicial order to which Purchaser (and/or, if applicable, its affiliates) is a party or, to the best of Purchaser's knowledge, to which the Property is subject, (iv) to the best of Purchaser's knowledge, Purchaser is not required to obtain the consent of any ground lessor, lender or other person or entity to the Transactions hereby contemplated other than as described below, (v) to the best of Purchaser's knowledge, the Ground Lease relative to the Casa Mora property remains in full force and effect and a true and correct copy thereof is attached hereto and made a part hereof as Exhibit L, and (vi) Purchaser has not received any notice of default from the ground lessor under the Ground Lease; provided, however, that, relative to, and in limitation of, the foregoing representations and warranties, Seller acknowledges that, as provided in Section 5(a) above, the consent of the ground lessor under the Ground Lease is required and further that the Lender Approval is required and that, as of the date hereof, neither such ground lessor consent nor the Lender Approval has been obtained.

          (b) Upon Closing of the Transactions, Purchaser intends to hold the nursing centers comprising the Property for the purpose of disposing of them, and only until they are disposed of, in one or more sale transactions, in a manner consistent with the letter sent on behalf of Purchaser to the Federal Trade Commission relative to the Transactions. During the interim

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period prior to completion of such disposition(s), Purchaser will (i) continue to operate such nursing centers and/or (ii) lease such nursing centers to a third party that will operate them.

     All representations and warranties made by Purchaser in this Section 7 shall be true and correct on the date made and their continued validity as to any material fact as of the Closing Date shall be a condition precedent to Seller's obligation to close the Transactions hereby contemplated, and at the Closing Purchaser shall execute and deliver to Seller a certification that its representations and warranties contained in this Section 7 remain true and correct in all material respects as of the Closing Date, except insofar as any such representation or warranty is no longer true or correct due to the acts or omissions of Seller or to the obtaining, after the date hereof, of knowledge not known to Purchaser as of the date hereof.

     8. Closing. The closing of the sale of the Property and the amendment of the Master Leases pursuant to the Master Lease Amendments ("Closing") shall take place at 10:00 a.m. (New York time) at the office of Cleary Gottlieb Steen & Hamilton at One Liberty Plaza, New York, New York or at another place mutually agreed upon by the parties, on a date ("Closing Date") not later than June 30, 2003, provided, however, that, notwithstanding the foregoing or anything to the contrary contained in this Agreement, in the event the Closing has not occurred by June 30, 2003, Seller or Purchaser may, at its option, provided and on the condition that the failure of such Closing to occur by such date is not due to a default by it in the performance of its obligations under this Agreement, elect to terminate this Agreement by delivery of written notice of termination to the other party, upon which delivery, this Agreement shall immediately terminate, the Earnest Money shall be retained by Seller (unless the failure of the Closing to occur by June 30, 2003 is due to a default by Seller in the performance of its obligations under this Agreement, in which event the Earnest Money shall be returned to Purchaser), and neither Purchaser nor Seller shall have any further obligations or liabilities hereunder except for those obligations and liabilities that expressly survive termination. Notwithstanding the foregoing, the parties need not attend the Closing in person and shall have the right to close the transaction contemplated by this Agreement pursuant to written closing escrow instructions, so long as such instructions are consistent with the terms hereof.

          (a) Seller Closing Documents. At the Closing, Seller shall, subject to the terms of Sections 5(a) and 5(b) above, execute and deliver, or cause to be executed and delivered, to Purchaser the following documents:

              (i) With respect to each of the properties described on Exhibit A that is located in Florida, a deed in the form of Exhibit C (the "Florida Deeds") in favor of Kindred or, at the written request of Purchaser, in favor of one or more affiliates of Kindred, and/or one or more of the SHM Entities, designated in writing by Purchaser;

              (ii) With respect to the property described on Exhibit A that is located in Texas, a deed in the form of Exhibit D (the "Texas Deed", and together with the Florida Deeds, collectively, the "Deeds") in favor of Kindred or, at the written request of Purchaser, in favor of an affiliate of Kindred designated in writing by Purchaser;

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               (iii)  With respect to that portion of the Property that is commonly known as Casa Mora Rehab & Extended Care, Bradenton, Florida and that is ground leased by Seller, an Assignment and Assumption of Ground Lease in the form of Exhibit E, executed in counterpart by Seller (the "Assignment and Assumption Agreement") and in favor of Kindred or, at the request of Purchaser, an affiliate of Kindred, or one of the SHM Entities, designated in writing by Purchaser (in such latter case of an assignment to an affiliate of Kindred or one of the SHM Entities, Purchaser shall, by a written joinder, agree to guaranty to Seller the assignee's indemnity and other obligations under such Assignment and Assumption Agreement);

               (iv) A certification of non-foreign status in the form of Exhibit F;

               (v) Partial Lease Termination Agreements in the form of Exhibits G-1, G-2, G-3 and G-4 (collectively, the "Termination Agreements"), executed in counterpart by Seller;

               (vi) A Termination of Memorandum of Lease with respect to each of the properties listed on Exhibit A, in substantially the form of Exhibit H (collectively, the "MOL Terminations"), executed in counterpart by Seller;

               (vii) Amendments to each of the Master Leases referred to in the Termination Agreements, and to the Master Lease Agreement dated December 12, 2001 between Seller and Purchaser, in the form of Exhibits I-1, I-2, I-3, I-4 and I-5 (collectively, the "Master Lease Amendments"), executed in counterpart by Seller or, in the case of the aforesaid Master Lease Agreement dated December 12, 2001, by Ventas Finance I, LLC;

               (viii) With respect to each of the properties described on Exhibit A, a Bill of Sale and Assignment in the form of Exhibit J, in favor of Kindred, or, at the written request of Purchaser, in favor of one or more affiliates of Kindred, and/or one or more of the SHM Entities, designated in writing by Purchaser and, if and to the extent Seller owns and possesses any of the "Personal Property" referenced therein, Seller shall deliver the same to Purchaser; and

               (ix) A legal opinion executed by Seller's internal counsel, in form and substance reasonably acceptable to Purchaser, opining that this Agreement and the documents executed and delivered by Seller and, if applicable, its affiliates pursuant to the terms of this Agreement have been duly authorized, executed and delivered by, and are legal, valid and binding obligations of, such signatory(ies).

          (b) Purchaser Closing Documents. At the Closing, Purchaser shall, subject to the terms of Sections 5(a) and 5(b) above, execute and deliver, or cause to be executed and delivered, to Seller the following documents:

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              (i)   the Assignment and Assumption Agreement, executed in
counterpart by Kindred (or, if Purchaser designates one of its affiliates as assignee, Kindred's affiliate designee, as assignee, and Purchaser, as joinder party);

              (ii) the Termination Agreements, executed in counterpart by Purchaser and consented to, in counterpart, by each of Purchaser's Lenders;

              (iii) the MOL Terminations, executed in counterpart by Purchaser;

              (iv) the Master Lease Amendments, executed in counterpart by Purchaser and consented to, in counterpart, by each of Purchaser's Lenders; and

              (v) a legal opinion executed by Purchaser's internal counsel, in form and substance reasonably acceptable to Seller, opining that this Agreement and the documents executed and delivered by Purchaser and, if applicable, its affiliates pursuant to the terms of this Agreement have been duly authorized, executed and delivered by, and are legal, valid and binding obligations of, such signatory(ies).

          (c) Amounts to be Paid at Closing. At the Closing, Purchaser shall pay to Seller, by federally insured wire transfer, the total amount of the Purchase Price minus the amount of the Earnest Money, which Earnest Money shall be credited against the Purchase Price and retained by Seller. In addition to the Purchase Price, and as a condition to Seller's obligation to close, Purchaser shall pay to Seller all amounts required to be paid by Purchaser pursuant to the terms of the Termination Agreements.

          (d) Further Assurances. Seller and Purchaser shall, at the Closing, and from time to time thereafter, upon request, execute such additional documents as are reasonably necessary in order to convey, assign and transfer the Property pursuant to this Agreement and otherwise complete the Transactions contemplated by this Agreement, provided that such documents are consistent with the terms of this Agreement, and do not increase Seller's or Purchaser's obligations hereunder or subject Seller or Purchaser to additional liability not otherwise contemplated by this Agreement. Additionally, if this Agreement is terminated, either party may request from time to time thereafter confirmation of such termination from the other party, upon which request, the non-requesting party shall promptly confirm to the requesting party in writing (by a recordable instrument if requested by the requesting party) that this Agreement has been terminated.

          (e) Cooperation. Purchaser has informed Seller that, at or after the Closing, Purchaser intends to attempt to sell or lease the Property to one or more of the SHM Entities or another third party or parties (each of the SHM Entities or any such third party, a "Subsequent Purchaser/Lessee"). Seller agrees to provide reasonable cooperation to Purchaser with respect to the foregoing transactions, provided and on the conditions that any such cooperation shall (i) be at no cost or expense to Seller, (ii) not expand or increase Seller's covenants, representations, warranties, indemnities, obligations, duties or liabilities under this Agreement or any document delivered hereunder,
(iii) not subject Seller to additional liability, covenants,

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representations, warranties, indemnities, obligations or duties not otherwise contemplated hereby, (iv) not require Seller to make any representation, warranty, covenant, agreement or indemnity that is inconsistent with, or broader in scope than, the representations, warranties, covenants, agreements and indemnities contained in this Agreement or the exhibits hereto, (v) not delay the Closing Date, and (vi) be subject to the understanding and agreement of Purchaser, which understanding and agreement is hereby acknowledged by Purchaser, that Seller's cooperation (x) shall not prejudice any rights Seller or Purchaser may have under the Master Leases, including, without limitation, in the case of Seller, any rights Seller may have under the Master Leases to disapprove of, or take other steps to oppose or prevent the consummation of, any sublease transaction(s) that Purchaser may desire to enter into with any of the SHM Entities or any other person or entity, (y) shall not be used by Purchaser as evidence in any dispute between Seller and Purchaser involving any proposed sublease transaction(s) with any of the SHM Entities or any other person or entity, and (z) is being provided by Seller in an effort to settle existing disputes between Seller and Purchaser involving such proposed sublease transaction(s). Any instrument or document that Seller may be asked to execute and/or deliver under this subsection (e) shall be in such form as Seller shall deem appropriate, in its sole and absolute discretion.

     9.   Prorations and Adjustments.

     Purchaser and Seller hereby acknowledge and agree that there shall be no prorations or adjustments at Closing to the Purchase Price or to any amounts required to be paid at the Closing pursuant to the Termination Agreements.

     10.  Closing Costs.

          (a) Seller shall be responsible for the payment of the fees and costs of Seller's counsel and investment advisors representing it in connection with the Transactions.

          (b) Purchaser shall be responsible for the payment of (i) the fees and costs of Purchaser's counsel and investment advisors representing it in connection with the Transactions, and (ii) subject to subsection (a) above, all recording fees, transfer taxes, intangible taxes, documentary stamp taxes and title insurance costs, and all other fees, costs and expenses, incurred by either Seller or Purchaser in connection with the Transactions. At Seller's request, Purchaser shall pay at Closing all of the fees, taxes, costs and expenses referenced in subsection (b)(ii) hereof.

     11.  Remedies.

          (a) Purchaser Default.

              (i) If Purchaser fails to perform any of its obligations under this Agreement which are required to be performed at or prior to the Closing (including, without limitation, the payment of the balance of the Purchase Price and the payment of any amounts required to be paid by the terms of the Termination Agreements) ("Purchaser Default"), then Seller shall have the right, as its sole and exclusive remedy for such failure, to terminate this

Agreement by delivering written notice thereof to Purchaser, in which event (x) subject to subsection (y) below, the Earnest Money shall be retained by Seller as liquidated damages or (y) in the event the Purchaser Default is due to a default by Purchaser under Section 5(d)(iii) hereof, the Earnest Money shall be retained by Seller and Purchaser shall be obligated immediately to pay to Seller an additional Five Million Dollars ($5,000,000.00) as liquidated damages. SELLER AND PURCHASER AGREE THAT SELLER'S ACTUAL DAMAGES IN THE EVENT OF A PURCHASER DEFAULT ARE UNCERTAIN AND DIFFICULT TO ASCERTAIN, AND THAT THE EARNEST MONEY (OR THE EARNEST MONEY PLUS $5,000,000.00, IF SUBSECTION (y) ABOVE IS APPLICABLE) IS A REASONABLE ESTIMATE OF SELLER'S DAMAGES.

SELLER'S INITIALS: /s/ TRR                  PURCHASER'S INITIALS: /s/ RAL
                   ---------------                                --------------

              (ii) Notwithstanding the foregoing, in the event the Closing hereunder occurs and Purchaser fails to perform an obligation under this Agreement (arising either before or after the Closing) and such obligation expressly survives the Closing pursuant to the terms hereof, then Seller shall have all rights and remedies at law, in equity or under this Agreement, including, without limitation, the right to sue for damages (excluding, however, special, punitive or consequential damages).

          (b) Seller Default.

              (i) If Seller fails to perform any of its obligations under this Agreement which are required to be performed at or prior to the Closing (including, without limitation, subject to Sections 5(a) and 5(b) hereof, the delivery of the Deeds and the Assignment and Assumption Agreement), then Purchaser shall have the right, as its sole and exclusive remedy for such failure, to either (x) terminate this Agreement by delivering written notice thereof to Seller, in which event the Earnest Money shall be promptly returned to Purchaser and neither party shall have any further obligations or liabilities hereunder except for those liabilities and obligations that expressly survive termination, or (y) specifically enforce the terms of this Agreement.

              (ii) Notwithstanding the foregoing, in the event the Closing hereunder occurs and Seller fails to perform an obligation under this Agreement (arising either before or after the Closing) and such obligation expressly survives the Closing pursuant to the terms hereof, then Purchaser shall have all rights and remedies available at law, in equity or under this Agreement, including, without limitation, the right to sue for damages (excluding, however, special, punitive or consequential damages).

          (c) Collection Costs. If any legal action, arbitration or other similar proceeding is commenced to enforce or interpret any provision of this Agreement, the prevailing party shall be entitled to an award of its attorneys' fees and expenses. The phrase "prevailing party" shall include a party who receives substantially the relief desired whether by dismissal, summary judgment, judgment or otherwise. In the event that Seller is entitled to an award of its attorneys' fees and expenses pursuant to the terms of this Section 11(c), such award shall be in addition to the liquidated damages to which Seller may be entitled pursuant to the terms of Section 11(a) above.

          (d) Survival.

              (i) Closing. None of the terms and conditions of this Agreement shall survive the Closing, except Sections 2(b), 4, 5(a), 5(b), 5(d), 6, 7, 8(d), 8(e), 9, 10, 11, 12, 13, 14, 15, 16, 17 and 18.

              (ii) Termination. None of the terms and conditions of this Agreement shall survive the termination of this Agreement, except Sections 4, 5(a) (as it relates to Purchaser's responsibility for costs and expenses), the third sentence of 5(c), 5(d) (except that 5(d)(iii) shall survive only through June 30, 2003), 6, 7, 8(d), 8(e), 10, 11, 12, 14(b), 15, 16, 17 and 18.

          (e) Relation to Master Leases. Without limitation of Section 14 below, Seller and Purchaser agree that the remedies described in this Agreement, including, without limitation, the liquidated damages remedies referenced above,
(i) constitute remedies of the parties under this Agreement only in their respective capacities as Seller and Purchaser hereunder, (ii) shall not constitute, or be deemed to constitute, remedies under any of the Master Leases,
(iii) shall not preclude any party to any of the Master Leases from exercising any right or remedy available to it under any of the Master Leases (even if remedies are enforced or collected upon under this Agreement), and (iv) shall not limit the damage remedies or other rights or remedies of any party to any of the Master Leases under any of the Master Leases (even if remedies are enforced or collected upon under this Agreement) and that the determination by Seller or Purchaser of whether or not, based upon the occurrence of certain events or the existence of certain circumstances, a default by the other party has occurred under this Agreement shall be made independently of, and have no bearing or impact upon, the determination by a party to one of the Master Leases of whether or not, based upon the same events or circumstances, a default by another party to such Master Lease has occurred under such Master Lease.

     12. Brokers. Each of Seller and Purchaser represents to the other that it has not engaged or dealt with any broker, finder or investment advisor in connection with the sale of the Property or the other Transactions contemplated by this Agreement other than investment advisor(s) retained by it and covenants to pay any fees or other amounts owing to its investment advisor(s) on account of this Agreement or the Transactions. Seller and Purchaser shall indemnify, hold harmless and defend the other, its affiliates, and its and their officers, directors, affiliates, agents and employees, against and from all claims, demands, causes of action, judgments, and liabilities (including, without limitation, reasonable attorneys' fees and costs) which arise from a breach of such parties' respective representations and covenants set forth in this Section 12.

     13. Casualty and Condemnation. If, prior to Closing, any of the Improvements are damaged or destroyed, or a condemnation proceeding is commenced against any part of the Property ("Casualty or Condemnation"), then at the Closing, Seller shall pay to Purchaser all insurance proceeds and condemnation awards, if any, paid to Seller in connection with such Casualty or Condemnation which have not been used to restore the Property, and Seller shall assign to Purchaser all of Seller's right, title and interest in any insurance proceeds or condemnation awards to be paid to Seller in connection with the Casualty or Condemnation.

     14.  Certain Warranties; Disclaimer and Release.

          (a) Notwithstanding anything to the contrary contained in this Section 14, the purchase, sale and conveyance of the Property shall be made with the limited warranties from Seller to Purchaser contained in the Deeds and the Assignment and Assumption Agreement.

          (b) Disclaimer. Purchaser agrees that Purchaser is purchasing the Property in "AS IS", "WHERE IS", "WITH ALL FAULTS" condition, and, subject to
Section 6 above and to subsection (a) above, without any warranties, representations or guarantees, either express or implied, of any kind, nature, or type whatsoever from, or on behalf of, Seller. Without in any way limiting the generality of the immediately preceding sentence, Purchaser further acknowledges and agrees that, in entering into this Agreement and closing the Transactions hereunder, subject to Section 6 above and to subsection (a) above:

              (i) Each of Seller and its affiliates, and its and their officers, directors, employees and agents, expressly disclaims, has not made, will not, and does not, make, any warranties or representations, express or implied, with respect to the Property or any portion thereof, the physical condition or repair or disrepair thereof, the value, profitability or marketability thereof or the title thereto, or of any of the appurtenances, facilities or equipment thereon;

              (ii) Each of Seller and its affiliates, and its and their officers, directors, employees and agents, expressly disclaims, has not made, will not, and does not, make, any warranties, express or implied, of merchantability, habitability or fitness for a particular use;

              (iii) As the tenant (or subtenant, as applicable) at the Property, Purchaser has had complete and sole possession of the Property since, at the latest, May 1, 1998, and has accordingly had the opportunity to perform a full investigation of the Property prior to the date hereof, and Purchaser is fully satisfied with its opportunity to investigate the Property prior to the date hereof;

              (iv) Purchaser has not relied upon any statement or representation by or on behalf of Seller unless such statement or representation is specifically set forth in this Agreement; and

              (v) As of the date hereof, Purchaser has made such legal, factual and other inquiries and investigations as Purchaser has deemed necessary, desirable or appropriate with respect to the Property and the value and marketability thereof and of the appurtenances, facilities and equipment thereof. Such inquiries and investigations of Purchaser are hereby deemed to include, without limitation, the physical components of all portions of the

Improvements, the condition of repair of the Property or any portion thereof, such state of facts as a current title report and/or an accurate survey would show or disclose, and the present and future zoning, ordinances, resolutions and regulations of the city, county and state where the Improvements are located.

          (c) Release. Without in any way limiting the generality of the preceding subsection (b), Purchaser specifically acknowledges and agrees that it hereby waives, releases and discharges any claim it has, might have had, or may have, against each of Seller and its affiliates, and its and their officers, directors, employees and agents, relating to, arising out of or with respect to
(i) the condition of the Property, either patent or latent, (ii) Purchaser's ability, or inability, to obtain or maintain temporary or final certificates of occupancy or other licenses for the use or operation of the Improvements, and/or certificates of compliance for the Improvements, (iii) the actual or potential income, or profits, to be derived from the Property, (iv) the real estate, or other, taxes or special assessments, now or hereafter payable on account of, or with respect to, the Property, (v) Purchaser's ability or inability to demolish the Improvements or otherwise develop the Property, (vi) the environmental condition of the Property, (vii) any default or alleged default by Seller or its affiliates with respect to the Property under any of the leases pursuant to which Seller leased the Property to Purchaser, including without limitation, any default or alleged default regarding the granting or withholding of Seller's consent to any proposed sublease(s) with respect to all or any portion of the Property or the obtaining of any required governmental licenses, permits or approvals in connection with any such proposed sublease(s), or (viii) any other matter relating to the Property.

     15.  General Provisions.

          (a) Entire Agreement. This Agreement and exhibits hereto constitute the entire agreement of Seller and Purchaser with respect to sale of the Property and amendment of the master leases pursuant to the Master Lease Amendments and supersede all prior or contemporaneous written or oral agreements, whether express or implied, related to the subject matter hereof.

          (b) Amendments. This Agreement may be amended only by a written agreement executed and delivered by Seller and Purchaser.

          (c) Waivers. No waiver of any provision or condition of, or default under, this Agreement by any party shall be valid unless in writing signed by such party. No such waiver shall be taken as a waiver of any other or similar provision or of any future event, act, or default.

          (d) Time. Time is of the essence of this Agreement. In the computation of any period of time provided for in this Agreement or by law, the day of the act or event from which the period of time runs shall be excluded, and the last day of such period shall be included, unless it is not a Business Day, in which case it shall run to the next day which is a Business Day. For the purpose of this Agreement, the term "Business Day" means any day other than (i) Saturday,

(ii) Sunday, or (iii) any other day when federally insured banks in Chicago, Illinois or New York, New York are required or authorized to be closed.

          (e) Unenforceability. In the event that any provision of this Agreement shall be unenforceable in whole or in part, such provision shall be limited to the extent necessary to render the same valid, or shall be excised from this Agreement, as circumstances require, and this Agreement shall be construed as if said provision had been incorporated herein as so limited, or as if said provision has not been included herein, as the case may be.

          (f) Assignment. This Agreement may not be assigned by Purchaser or Seller without the prior express written consent of the other party, which consent may be given or withheld in such party's sole and absolute discretion.

          (g) Notices. Any notices or other communications permitted or required to be given hereunder shall be in writing, shall be delivered personally, by reputable overnight delivery service, or by fax (provided a hard copy is delivered on the next Business Day by personal delivery or reputable overnight delivery service), and shall be addressed to the respective party as set forth in this subsection (g). All notices and communications shall be deemed given and effective upon receipt thereof.

     To Seller:                          Ventas Realty, Limited Partnership
                                         c/o Ventas, Inc.
                                         4360 Brownsboro Road
                                         Suite 115
                                         Louisville, Kentucky  40207-1642
                                         Attn: T. Richard Riney
                                         Phone: (502) 357-9000
                                         Fax: (502) 357-9001

     With copies to:                     Ventas Realty, Limited Partnership
                                         333 West Wacker Drive, Suite 2850
                                         Chicago, Illinois  60606
                                         Attn: Donna M. Cote
                                         Phone: (312) 596-3808
                                         Fax: (312) 596-3850

                                         and

                                         Barack Ferrazzano Kirschbaum
                                           Perlman & Nagelberg LLC
                                         333 West Wacker Drive, Suite 2700
                                         Chicago, Illinois  60606
                                         Attn: Thomas H. Page, Esq.
                                         Phone: (312) 984-3195
                                         Fax: (312) 984-3150

     To Purchaser:                       Kindred Healthcare, Inc. and
                                         Kindred Healthcare Operating, Inc.
                                         680 South Fourth Avenue
                                         Louisville, Kentucky  40202-2412
                                         Attn: Edward L. Kuntz
                                         Phone: (502) 596-7172
                                         Fax: (502) 596-4141

     With copies to:                     Kindred Healthcare, Inc. and
                                         Kindred Healthcare Operating, Inc.
                                         680 South Fourth Avenue
                                         Louisville, Kentucky 40202-2412
                                         Attn: Joseph Landenwich, Esq.
                                         Phone: (502) 596-7209
                                         Fax: (502) 596-4075

                                         and

                                         Cleary Gottlieb Steen & Hamilton
                                         One Liberty Plaza
                                         New York, New York  10006
                                         Attn: Steven Horowitz
                                         Phone: (212) 225-2580
                                         Fax: (212) 225-3999

          (h) Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Florida without regard to the laws regarding conflicts of laws.

          (i) Counterparts. This Agreement may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument.

          (j) Construction. Seller and Purchaser agree that each party and its counsel have reviewed and approved this Agreement, and that any rules of construction that provide that ambiguities be resolved against the drafting party shall not be used in the interpretation of this Agreement or any amendments or exhibits hereto. The words "include", "including", "includes" and any other derivation of "include" means "including, but not limited to" unless specifically set forth to the contrary. As used in this Agreement, the neuter shall include the feminine and masculine, the singular shall include the plural, and the plural shall include the singular, except where expressly provided to the contrary. The words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, subsection or other subdivision. Headings of sections herein are for convenience of reference only, and shall not be construed as a part of this Agreement. Except to the extent expressly provided otherwise in this Agreement, references to "sections" or "subsections" in this Agreement shall refer to sections and subsections of this Agreement, and references to "exhibits" in this Agreement shall mean exhibits attached to this Agreement.

          (k) No Recording. Purchaser shall not, and shall not cause or permit any other person to, record this Agreement or any memorandum or other evidence thereof in any public records. If Purchaser violates the terms of this subsection (k), then this Agreement shall be deemed ipso facto terminated and the Earnest Money shall be retained by Seller.

          (l) Obligations Joint and Several. Purchaser acknowledges that each entity constituting Purchaser shall be jointly and severally liable for any and all obligations of Purchaser hereunder or under any instrument executed by Purchaser pursuant hereto.

          (m) Public Announcement. Seller and Purchaser agree to cooperate with each other to make joint and/or coordinated public announcements disclosing this Agreement and the Transactions contemplated hereby.

     16. DTPA WAIVER. TO THE EXTENT PERMITTED BY LAW, PURCHASER HEREBY WAIVES ANY CLAIMS AND CAUSES OF ACTION ARISING PURSUANT TO THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES AND CONSUMER PROTECTION ACT, CHAPTER 17, SUBCHAPTER E, SECTIONS 17.41 THROUGH 17.63, INCLUSIVE, TEXAS BUSINESS AND COMMERCE CODE. PURCHASER HEREBY REPRESENTS AND WARRANTS TO SELLER THAT: (I) PURCHASER IS NOT IN A SIGNIFICANTLY DISPARATE BARGAINING POSITION IN RELATION TO SELLER, (II) PURCHASER IS REPRESENTED BY LEGAL COUNSEL IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND (III) PURCHASER IS PURCHASING THE PROPERTY FOR BUSINESS, COMMERCIAL, INVESTMENT OR OTHER SIMILAR PURPOSES AND NOT FOR USE AS PURCHASER'S RESIDENCE.

     17. RELA ADMONITION. PURCHASER ACKNOWLEDGES THAT, AT THE TIME OF THE EXECUTION OF THIS AGREEMENT, SELLER ADVISES PURCHASER BY THIS WRITING THAT PURCHASER SHOULD HAVE AN ABSTRACT COVERING THE PROPERTY THAT IS THE SUBJECT OF THIS AGREEMENT EXAMINED BY AN ATTORNEY OF PURCHASER'S OWN SELECTION, OR THAT PURCHASER SHOULD BE FURNISHED WITH OR OBTAIN AN OWNER'S POLICY OF TITLE INSURANCE.

     18. Radon. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from public health units of each of the counties in Florida in which the Property is located.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                                PURCHASER:

                                                KINDRED HEALTHCARE, INC., a
                                                Delaware corporation


                                                By: /s/ Richard A. Lechleiter
                                                   -----------------------------
                                                Name: Richard A. Lechleiter
                                                Its:  Senior Vice President,
                                                      Chief Financial Officer
                                                      and Treasurer


                                                KINDRED HEALTHCARE
                                                OPERATING, INC., a Delaware
                                                corporation


                                                By: /s/ Richard A. Lechleiter
                                                   -----------------------------
                                                Name: Richard A. Lechleiter
                                                Its:  Senior Vice President,
                                                      Chief Financial Officer
                                                      and Treasurer


                                                SELLER:

                                                VENTAS REALTY, LIMITED
                                                PARTNERSHIP, a Delaware limited
                                                partnership


                                                By:  Ventas, Inc.
                                                Its: Sole General Partner


                                                     By: /s/ T. Richard Riney
                                                        ------------------------
                                                     Name: T. Richard Riney
                                                     Its:  Executive Vice
                                                           President

                                    EXHIBIT B

                            PURCHASE PRICE ALLOCATION

Property commonly known as:                               Allocated portion of the Purchase Price:
--------------------------                                ---------------------------------------
1.   Waldemere Place (#117-ML1)                                          $ 4,094,496

2.   Healthcare & Rehab Center of Sanford (#124-ML3)                     $ 2,262,099

3.   Titusville Rehab & Nursing Center (#125-ML2)                        $ 2,799,719

4.   Bay Pointe Nursing Pavilion (#245-ML2)                              $ 3,981,563

5.   Winkler Court (#268-ML4)                                            $ 5,142,469

6.   Carrollwood Care Center (#372-ML3)                                  $ 2,942,085

7.   Evergreen Woods Health & Rehab (#637-ML4)                           $ 2,461,777

8.   Rehab & Healthcare Center of Tampa (#836-ML2)                       $ 6,483,615

9.   Rehab & Healthcare Center of Cape Coral (#837-ML2)                  $ 3,534,614

10.  Windsor Woods Convalescent Center (#922/181-ML3)                    $ 2,921,974

11.  Casa Mora Rehab & Extended Care (#1217-ML2)                         $ 5,686,260

12.  North Broward Rehab & Nursing Center (#1218-ML4)                    $ 7,041,939

13.  Highland Pines Rehab Center (#1220-ML3)                             $ 2,111,376

14.  Pompano Rehab & Nursing Center (#1232-ML4)                          $ 3,671,403

15.  The Abbey Rehab & Nursing Center (#1233-ML4)                        $ 2,787,993

16.  San Pedro Manor (#1234-ML4)                                         $ 1,755,508
                                                                         -----------
TOTAL                                                                    $59,678,890
                                                                         -----------

                                       B-1